UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 2, 2012
Date of Report (date of earliest event reported)

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107
(Address of principal executive offices) (Zip Code)

(817) 439-7025
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 2, 2012, Fuse Medical, LLC (the “Company”), entered into a Distributor Agreement (the “Agreement”) with Texas AmBioMed, LLC ("AmBioMed"), pursuant to which Fuse acts as a non-exclusive global distributor of the following allograft products: AmnioFix® Spine Products, AmnioFix® Nerve Wrap, EpiFix® for wound care, AmBioChoice and AmbioChoice Plus. The term of the Agreement was for an initial one year term and renews on each August 2nd anniversary date for successive one-year terms unless it is terminated in writing by either party. Fuse is required to purchase at least 10 units of AmBioMed product during each six month term of the agreement, which results in a minimum commitment of $2,640 every six months.

The existence of the Agreement was previously disclosed in the Company's Form 8-K/A filed on August 29, 2014. However, the Company has filed the Agreement as Exhibit 10.1 to this Form 8-K in order to simultaneously pursue confidential treatment of certain terms in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Distributor Agreement dated August 2, 2012 by and between Texas AmBioMed, LLC and Fuse Medical, LLC.

* Certain provisions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fuse Medical, Inc. (Registrant)

Date: September 26, 2014	By:	/s/ D. Alan Meeker
	Name:	D. Alan Meeker
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Distributor Agreement dated August 2, 2012 by and between Texas AmBioMed, LLC and Fuse Medical, LLC.